Exhibit 10.2

August 11, 2024

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, PA 19355

Dear Sirs/Madams:

Re:	Voting and Support Agreement

I, the individual whose name is set forth on the signature page attached to this letter agreement, understand that Neuronetics, Inc. (“you” or “Neuronetics”) and Greenbrook TMS Inc. (“Greenbrook”) wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating an arrangement (the “Arrangement”) of Greenbrook pursuant to section 182 of the Business Corporations Act (Ontario), which will result in, among other things, all of the outstanding common shares of Greenbrook (the “Shares”) not already owned by you and your affiliates being acquired by you in exchange for the Consideration.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Arrangement Agreement.

I am, or one of my affiliates is, the registered or beneficial owner of such number of Shares (the “Subject Shares”) and other securities of Greenbrook (together with the Subject Shares, the “Subject Securities”) as set forth on the signature page attached to this letter agreement.

I hereby agree, solely in my capacity as a securityholder of Greenbrook and not in my capacity as an officer or director of Greenbrook:

(a)

to vote or to cause to be voted the Subject Securities, and any other securities of Greenbrook directly or indirectly acquired by or issued to me after the date hereof (including without limitation any Shares issued upon the exercise of Greenbrook Options for Shares in accordance with their terms or the settlement of Greenbrook PSUs or Greenbrook RSUs in accordance with their terms), if any, in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement) at any meeting of securityholders of Greenbrook to be held to consider the Arrangement Resolution or any adjournment or postponement thereof;

(b)

at least 5 calendar days prior to the Greenbrook Meeting, to deliver or to cause to be delivered to Greenbrook, duly executed proxies or voting instruction forms voting in favour of the Arrangement Resolution;

(c)

not to sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Securities or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than (i) pursuant to the Arrangement, or (ii) upon any exercise of Greenbrook Options for Shares in accordance with their terms or settlement of Greenbrook PSUs or Greenbrook RSUs in accordance with their terms; and

(d)

not to (i) exercise any dissent rights in respect of the Arrangement, (ii) contest in any way the approval of the Arrangement by any Governmental Entity or (iii) take any other action of any kind, which would reasonably be regarded as likely to reduce the success of, or materially delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

Notwithstanding anything to the contrary herein, nothing herein shall restrict or limit the undersigned from taking any action required to be taken in the discharge of his or her fiduciary duty as a director or officer of Greenbrook that is otherwise permitted by, and done in compliance with, the terms of the Arrangement Agreement.

I hereby represent and warrant that (i) the only securities of Greenbrook beneficially owned or controlled, directly or indirectly, by me on the date hereof are the Subject Securities, (ii) as at the date hereof, I am, and immediately prior to the Effective Time I will be, the sole beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of all Liens and (iii) I have the sole right to sell and vote or direct the sale and voting of the Subject Securities.

This letter agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) the consummation of the Arrangement, (ii) a Greenbrook Change in Recommendation and (iii) the termination of the Arrangement Agreement in accordance with its terms.

This letter agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the undersigned, upon which this letter as so accepted shall constitute an agreement among us.

[Remainder of page left intentionally blank. Signature page follows]

Yours truly,

By:
(Signature)

(Print Name)

(Place of Residency)

(Name and Title)
Address:

(Number of Greenbrook Shares)

(Number of Greenbrook Options)

(Number of Greenbrook PSUs)

(Number of Greenbrook RSUs)

[Signature Page to Voting and Support Agreement]

Accepted and agreed on this 11th day of August, 2024.

NEURONETICS, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]